Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-269471) on Form S-3 and (Nos.333-263838, 333-254683, 333-237263, 333-235577) on Form S-8 of our report dated March 14, 2023, with respect to the consolidated financial statements of 89bio, Inc.

/s/ KPMG LLP

San Francisco, California
March 14, 2023